Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sirona Dental Systems, Inc.:

We consent to the incorporation by reference of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, which reports appear in the September 30, 2007 annual report on Form 10-K of Sirona Dental Systems, Inc., herein and to the reference to our firm under the heading “Experts” in the prospectus. Our report with respect to the consolidated financial statements contains an explanatory paragraph that states that the financial information for the periods after the acquisition of Sirona Dental Systems Beteiligungs- und Verwaltungs GmbH described in notes 2 and 5 to the consolidated financial statements is presented on a different cost basis than that for the period before the acquisition and, therefore, is not comparable.

(signed) KPMG Deutsche Treuhand-Gesellschaft

Aktiengesellschaft Wirtschaftsprüfungsgesellschaft

Frankfurt, Germany

August 19, 2008